    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 2002
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

              FLEETBOSTON FINANCIAL CORPORATION                 RHODE ISLAND                          05-0341324
              (EXACT NAME OF REGISTRANT AS              (STATE OR OTHER JURISDICTION               (I.R.S. EMPLOYER
              SPECIFIED IN ITS CHARTER)                     OF INCORPORATION OR                   IDENTIFICATION NO.)
                                                               ORGANIZATION)

                            ------------------------

                               100 FEDERAL STREET
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 434-2200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                          PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                 GARY A. SPIESS, ESQ.                                   JANICE B. LIVA, ESQ.
    EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND          DEPUTY GENERAL COUNSEL AND ASSISTANT SECRETARY
                       SECRETARY                                 FLEETBOSTON FINANCIAL CORPORATION
          FLEETBOSTON FINANCIAL CORPORATION                              100 FEDERAL STREET
                  100 FEDERAL STREET                                BOSTON, MASSACHUSETTS 02110
             BOSTON, MASSACHUSETTS 02110                                   (617) 434-8630
                    (617) 434-2870

  (NAMES, ADDRESSES, INCLUDING ZIP CODE, AND TELEPHONE NUMBERS, INCLUDING AREA
                          CODE, OF AGENTS FOR SERVICE)

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Proposed maximum     Proposed maximum
            Title of each class                   Amount to be        offering price     aggregate offering       Amount of
       of securities to be registered            registered(1)         per unit(2)            price(2)       registration fee(2)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share.....       6,500,000              $19.97            $129,805,000           $11,943
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

 (1) This registration statement registers shares to be offered and sold under the Company's Dividend Reinvestment and Stock Purchase Plan. This registration statement also registers such additional shares as may be required to be issued under the Plan in the event of a stock dividend, stock split, reclassification or other similar event. Such Common Stock includes preferred share purchase rights.
 (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on $19.97, the average of the reported high and low sales prices of the Common Stock of the Company on the New York Stock Exchange on October 14, 2002.

                            ------------------------

     PURSUANT TO RULE 429 OF THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS CONTAINED HEREIN ALSO RELATES TO 1,927,328 SHARES OF COMMON STOCK PREVIOUSLY REGISTERED UNDER REGISTRATION STATEMENT NO. 33-36707 AND THIS CONSTITUTES A POST-EFFECTIVE AMENDMENT TO SUCH REGISTRATION STATEMENT.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS
------------

                          [FLEETBOSTON FINANCIAL LOGO]
                            ------------------------

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                            ------------------------
     The Dividend Reinvestment and Stock Purchase Plan described herein (the "Plan") provides the holders of Common Stock, par value $.01 per share, including the associated preferred share purchase rights ("Common Stock"), of FleetBoston Financial Corporation (the "Company") a simple and convenient method, without brokerage commission or service charge, of investing cash dividends and optional cash payments in additional shares of Common Stock. The price of Common Stock purchased both with reinvested Common Stock dividends and with voluntary cash contributions is 100% of the market price. The Plan provides for a minimum optional cash contribution of $10 per remittance and a maximum of $10,000 per quarter. The maximum and minimum contribution amounts are subject to change at any time at the Company's sole discretion.
     Shares of Common Stock will be purchased from the Company or in the open market. Except as otherwise provided in this Prospectus, the market price for shares of Common Stock purchased from the Company will be the weighted average of the daily high and low sales price(s) for the Common Stock as reported on the New York Stock Exchange--Composite Tape for the fifteen trading days on the New York Stock Exchange immediately preceding the Investment Date. The market price for shares purchased in the open market will be deemed to be the average price of all shares purchased for the Plan with the proceeds of the dividends and optional cash payments then being invested. EquiServe Trust Company, N.A. (the "Agent") acts as agent for stockholders under the Plan.

                            ------------------------
    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

                The date of this Prospectus is October 17, 2002

                       FLEETBOSTON FINANCIAL CORPORATION

     The Company, a Rhode Island corporation, is the issuer of the Common Stock offered under this Prospectus. The principal executive office of the Company is located at 100 Federal Street, Boston, Massachusetts 02110; telephone number
(617) 434-2200.

                                 DESCRIPTION OF
               THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     The following is a question and answer description of the provisions of the Dividend Reinvestment and Stock Purchase Plan (the "Plan") offered to holders of Common Stock of the Company.

PURPOSE

1. What is the purpose of the Plan?

     The primary purpose of the Plan is to provide (a) holders of shares of Common Stock with a simple and convenient method of investing cash dividends and optional cash payments in shares of Common Stock without payment of any brokerage commission or service charge, and (b) the Company with additional funds for general corporate purposes when the Company elects to sell shares of Common Stock to participants in the Plan. Those holders of the Company's Common Stock who do not wish to participate in the Plan will continue to receive dividends, when, as and if declared, by check or by such other method as the Company may determine.

     The Plan was approved by the Company's Board of Directors in May 1972 and has been amended from time to time since that approval. The terms of the Plan, including the maximum and minimum optional cash payment amounts, are subject to change at any time in the Company's sole discretion. A participant may obtain information concerning the Plan, including information regarding the establishment, if any, of a Threshold Price (as defined in Question 14), maximum and minimum optional cash payment amounts, Investment Dates (as defined in Question 10) and optional cash payment due dates, by telephoning the Company at any time at 1-800-944-0786 (or such other telephone number as the Company may designate from time to time).

ADVANTAGES TO PARTICIPANTS

2. What are the advantages of the Plan to participants?

     Plan participants may elect by appropriate indication on an Authorization Form (i) to have regular quarterly cash dividends on shares of Common Stock held by them as of dividend record dates automatically reinvested, or (ii) provided a participant has elected to have cash dividends reinvested, to invest optional cash payments on a monthly basis of not less than $10 per remittance nor more than $10,000 per quarter. The price of Common Stock purchased both with reinvested Common Stock dividends and with voluntary cash contributions will be 100% of the market price. The maximum and minimum optional cash payment amounts under the Plan are subject to change at any time at the Company's sole discretion. The Company will use all reasonable efforts to notify participants of changes to, or termination of, the Plan.

     The Plan permits full investment by participants of their Common Stock dividends and optional cash payments, since participants are not required to pay any commission or service charge in connection with purchases of Common Stock under the Plan. The Plan also permits fractions of shares, as well as full shares, to be credited to participants' accounts. Additionally, dividends in respect of those fractional shares, as well as full shares, are credited to participants' accounts and reinvested in additional shares or fractions of shares. Quarterly statements of each account provide participants with a record of each transaction.

ADMINISTRATION

3. Who administers the Plan for participants?

     EquiServe Trust Company, N.A. (the "Agent"), or such other bank or trust company as the Company may from time to time designate as agent for the participating stockholders, administers the Plan for participants, keeping records, sending statements of account to participants and performing other duties relating to the Plan. Shares of Common Stock purchased under the Plan are registered in the name of the Agent or one of its nominees as agent for participants in the Plan.

     In the event the Company advises the Agent, prior to an Investment Date, that it does not wish to sell shares of Common Stock to the Plan, the Agent will make purchases on the open market or in negotiated transactions on terms as to price, delivery and otherwise as it shall determine.

PARTICIPATION

4. Who is eligible to participate in the Plan?

     A holder of Common Stock ("Eligible Stockholder") may participate in the Plan if he or she qualifies as either one of the following: (a) a stockholder whose shares of Common Stock are registered on the stock transfer books of the Company in his or her name (a "Registered Owner") or (b) a stockholder who has beneficial ownership of shares of Common Stock that are registered in a name other than his or her own, such as in the name of a broker, a bank nominee or trustee (a "Beneficial Owner"). While a Registered Owner may participate in the Plan directly, a Beneficial Owner must either become a Registered Owner, by having the shares transferred into his or her own name, or must make arrangements with his or her broker, bank nominee or trustee to participate in the Plan on his or her behalf.

     If you are not a United States resident, you may participate in the Plan, provided there are not any laws or governmental regulations that may limit or prohibit you from participation in the Plan. The Company reserves the right to terminate participation of any stockholder if it is deemed advisable under any foreign laws or regulations.

     Your right to participate in the Plan is not transferable apart from a transfer of your underlying Common Stock to another person.

5. How does an Eligible Stockholder participate?

     A Registered Owner may join the Plan by completing and signing an Authorization Form and returning it to the Agent. Once enrolled in the Plan, participants will continue to be enrolled without further action on their part. Participants may change their investment options at any time by completing, signing and returning a new Authorization Form to the Agent. If a participant's shares are registered in more than one name (i.e., joint tenants, trustees, etc.), all Registered Owners must sign the Authorization Form exactly as their names appear on the account registration.

     Beneficial Owners who wish to participate in the Plan must make arrangements with their broker, bank nominee or trustee. In those cases, participation through a broker, nominee or a trustee may be on terms and conditions which differ from the terms and conditions set forth in the Plan. The terms and conditions set by that broker, nominee or a trustee will govern. The Agent will not have any record of your transactions or account. The agreements with brokers and other financial institutions with respect to participation of custody accounts may be terminated at any time.

     Current participants in the Plan who own shares of Common Stock and who wish to continue the reinvestment of the cash dividends on that Common Stock or who wish to make optional cash purchases do not need to complete and return a new Authorization Form.

     Authorization Forms and additional copies of this Prospectus may be obtained by written request to EquiServe Trust Company, N.A., P.O. Box 43081, Providence, Rhode Island 02940-3081.

6. When may an Eligible Stockholder join the Plan?

     An Eligible Stockholder may join the Plan at any time.

     Reinvestment of dividends commences, for any stockholder electing that option, with the first dividend paid after the stockholder joins the Plan, provided that the Agent receives an Authorization Form for that stockholder on or before the record date for that dividend. If any stockholder delivers an Authorization Form specifying reinvestment of dividends paid on that holder's shares of Common Stock to the Agent after the record date established for payment of a particular dividend on the Common Stock, reinvestment will commence with the dividend payment date following the next record date. Dividends declared on the Common Stock generally have been paid on the first day of January, April, July and October, and the record date for each such dividend generally has been the 3rd day of the month prior to the payment date.

     See Question 13 below for information concerning the investment of optional cash purchases.

7. What does the Authorization Form provide as to dividends and optional cash payments?

     The Authorization Form directs the Company to pay to the Agent for the account of the participating stockholder of record all dividends on the shares registered in the stockholder's name as well as on the shares credited to the stockholder's account under the Plan. It also appoints the Agent as agent for the stockholder and directs the agent to apply dividends, and any optional cash payments the stockholder may make, to the purchase of shares of Common Stock in accordance with the terms and conditions of the Plan.

COSTS

8. Are there any expenses to participants in connection with purchases of shares under the Plan?

     There are no brokerage fees incurred by participants or by the Company with respect to the purchase of shares from the Company. The Company pays all brokerage fees and other charges incurred in connection with shares purchased in the open market, as well as all other administrative costs of the Plan.

PURCHASES

9. How many shares does a participant purchase?

     The number of shares purchased depends on the amount of the participant's dividend, optional cash payments made by the participant, if any, and the applicable purchase price of the Common Stock. Each participant's account is credited with the number of shares, including fractions computed to three decimal places, equal to the total amount invested by him or her divided by the applicable purchase price.

10. At what price and when will Common Stock be purchased under the Plan?

     (a) Shares Purchased from the Company. Except as described in Question 14, for shares purchased from the Company, the market price is the average of the daily high and low sales price(s) for the Common Stock as reported on the New York Stock Exchange--Composite Tape during the last 15 trading days of the month (the "Pricing Period"). If the Common Stock is not traded on the New York Stock Exchange or other markets included in the composite transactions on any of the trading days in the Pricing Period, the price for any nontraded day will be based on reported prices for the most recent preceding day on which the Common Stock was traded. Purchases for the account of holders of Common Stock will be made on or promptly following the first business day of the month occurring after the last day of the Pricing Period (the "Investment Date"). For purposes of the Plan, a "business day" means a day other than a Saturday, a Sunday or a day which shall be in the City of New York, New York, or in the City of Providence, Rhode Island, a day on which banking institutions are authorized or obligated by law or executive order to close. Optional cash payments will be invested monthly as described in Question 13 below, and dividends will be invested on the first Investment Date occurring on or after the dividend payment date. Each participant's account will be credited with shares purchased under the Plan on the Investment Date on which those shares are purchased.

Neither the Agent nor the Company will pay interest on funds held by the Agent pending investment of dividends or optional cash payments.

     (b) Shares Acquired in the Market. If the Company does not elect to sell shares of Common Stock to the Plan on an Investment Date, the Agent will purchase shares of Common Stock, as promptly as practicable on or after the Investment Date, on any securities exchange where those shares are traded, in the over-the-counter market or in negotiated transactions, on such terms as the Agent may determine. If the Agent purchases shares in the market, the market price is deemed to be the weighted average price of all shares purchased by the Agent for participants in the Plan, with the proceeds of the cash dividend and/or optional cash payments that are being invested as of that Investment Date.

OPTIONAL CASH PAYMENTS

11. Who is eligible to make optional cash payments?

     Only Eligible Stockholders who have elected to participate in the Plan by reinvesting cash dividends on their Common Stock held may make, or authorize the making of, an optional cash payment for the purchase of shares of the Company's Common Stock.

12. How are optional cash payments made?

     All Registered Owners of the Company's Common Stock, except for brokers, banks and other nominees (who may participate in the manner discussed below), who have submitted a signed Authorization Form may make optional cash payments at any time. A broker, bank nominee or trustee, as holder on behalf of a Beneficial Owner, may also utilize the Authorization Form for optional cash payments, unless it holds the shares in a street name.

     An Eligible Stockholder may make an optional cash payment when enrolling in the Plan by enclosing a check or money order with the Authorization Form. Checks or money orders should be made payable to "EquiServe Trust Company, N.A." and returned along with the Authorization Form in the envelope provided. Once enrolled in the Plan, a participant may continue to make optional cash purchases at any time by forwarding his or her payment to the Agent, accompanied by the tear-off portion, properly completed and signed, of a statement of account previously sent to the participant, as described in Question 15.

     In the event a broker, bank nominee or trustee holds shares of a Beneficial Owner in street name, the Beneficial Owner must make arrangements to send optional cash purchases to that broker, nominee or trustee.

13. When will optional cash payments received by the Agent be invested?

     The Agent will apply any optional cash payment received on or before the business day immediately preceding a Pricing Period to the purchase of shares of Common Stock for the account of a participant. Any optional cash payment received on or after the first day of a Pricing Period will be applied to the purchase of shares of Common Stock on the Investment Date following the next Pricing Period. The Agent will not apply an optional cash payment made by check or other draft to the purchase of shares of Common Stock on an Investment Date unless the check or draft has cleared prior to the Investment Date. Under no circumstances will the Company or the Agent pay interest on optional cash payments. THEREFORE, ALTHOUGH PARTICIPANTS MAY MAKE OPTIONAL CASH PAYMENTS AT ANY TIME, PARTICIPANTS ARE STRONGLY URGED TO TRANSMIT THEIR OPTIONAL CASH PAYMENTS SO THAT THE AGENT RECEIVES THE PAYMENTS NO LATER THAN THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE PRICING PERIOD.

14. What are the limits on optional cash payments?

     Optional cash payments by a participant must be at least $10, but cannot exceed $10,000 per quarter. Participants need not send the same amount of money each quarter, and participants have no obligation to make an optional cash payment each quarter.

     Optional cash payments of less than $10, and any optional cash payment which exceeds the allowable quarterly maximum amount, will be returned to the participant without interest. The maximum and minimum limitations on the amounts of optional cash payments described above are subject to change at any time at the Company's sole discretion.

     For purposes of these limitations, the Company will use its sole discretion in determining whether all optional cash payments for holders with more than one account using the same social security number or taxpayer identification number should be aggregated. The Company reserves the right to decide that future participation in the Plan is dependent upon past compliance with these optional cash payment terms.

     For purposes of these limitations, all Plan accounts which the Company believes to be under common control or management or to have common ultimate beneficial ownership will be aggregated. If the Company determines that those accounts should be aggregated, the Company will have the right to return within 30 days of receipt any optional cash payments in excess of $10,000 received in respect of those accounts for any quarter, unless the Company determines that investments of optional cash payments for those accounts would be consistent with the purposes of the Plan.

     The Company may establish other or additional requirements that apply to participation in the Plan by brokers, banks and others acting in a representative capacity on behalf of holders of shares of Common Stock.

     Notwithstanding anything contained in this Prospectus to the contrary, the Company may establish for any Pricing Period a minimum price for the investment of optional cash payments (the "Threshold Price"). The Company, in its sole discretion after a review of current market conditions and other factors, will determine at least five business days prior to each Pricing Period whether to establish a Threshold Price and, if a Threshold Price is established, its amount. A participant may obtain information as to whether the Company has established a Threshold Price for any Pricing Period and, if so, as to its amount by telephoning the Company at any time at 1-800-944-0786 (or such other telephone number as the Company may designate from time to time), as set forth on a participant's statement of account. See Question 15.

     The Threshold Price, if established for any Pricing Period, will be a stated dollar amount that the average of the high and low sale prices of the Company's Common Stock on the New York Stock Exchange-Composite Tape for a trading day of the Pricing Period (a "Daily Market Price") must equal or exceed. If a Daily Market Price is less than the Threshold Price, the Daily Market Price will be excluded from the Pricing Period for purposes of determining the market price applicable to the investment of optional cash payments (but not to the reinvestment of dividends), except as set forth below.

     If the Threshold Price is equal to or greater than each Daily Market Price during a Pricing Period for a particular Investment Date, prior to 5:00 p.m. on the last business day prior to the Investment Date, the Company will have the right to determine, in its sole discretion, whether the optional cash payments in excess of $500 in the aggregate per participant or Beneficial Owner will be invested at the market price on the Investment Date. If the Company determines that those payments are not to be so invested, the Company will return those payments to the participants as promptly as practicable following the Investment Date, without interest.

     A participant may call the Company at the telephone number listed above to ascertain the market price and if optional cash payments in excess of $500 are to be invested on the Investment Date. The foregoing Threshold Price concept and return procedure apply only to shares of Common Stock purchased from the Company and optional cash payments in excess of $500 in the aggregate per participant or Beneficial Owner.

REPORTS TO PARTICIPANTS

15. What kind of reports are sent to participants in the Plan?

     Each participant in the Plan receives a statement of account as promptly as practicable after each purchase for the participant's account. These statements are a participant's continuing record of the dates and cost of purchases and should be retained for income tax purposes. In addition, each participant, as a stockholder, receives periodic communications made available to stockholders generally.

DIVIDENDS

16. How are dividends paid on shares held in the Plan?

     As the record holder of the Common Stock in the Plan, the Agent, as agent for the participants, receives dividends for all shares of Common Stock held in the Plan on the applicable record date, regardless of whether those shares were purchased directly or with reinvested dividends. It credits those dividends to participants on the basis of full and fractional shares held in their accounts. All dividends will be reinvested in Common Stock at 100% of the market price.

CERTIFICATES FOR SHARES

17. Are stock certificates issued for shares of Common Stock purchased under the Plan?

     Certificates for Common Stock purchased under the Plan are not generally issued to participants. The number of shares credited to an account under the Plan is shown on the participant's statement of account. Except as indicated below, a participant may receive certificates for full shares accumulated in his or her account under the Plan at any time by sending a written, telephonic or Internet request to the Agent. When certificates are issued to the participant, future dividends on those shares are treated in accordance with the participant's instructions as indicated on the Authorization Form. If certificates for less than all of the shares in a participant's account are issued, any remaining full shares and fractional shares are reflected in the participant's account and the participant remains enrolled in the Plan until the participant terminates his or her participation. Any participant whose account in the Plan is reduced to zero as a result of the withdrawal or sale of shares and who is not reinvesting dividends from any shares owned by him or her is deemed to have withdrawn from the Plan.

     You may obtain a certificate for any number of whole shares held by the Agent. Certificates are normally issued to stockholders within 2 business days after receipt of the request. Requests can be made in writing, by telephone or through the Internet. An instruction to issue a certificate for all shares held in your account will result in the issuance of a certificate for full shares and a check for any fractional share at the then current price, less service and processing fees which include brokerage commissions.

     A participant's rights under the Plan and shares credited to the participant's account under the Plan may not be pledged. A participant who wishes to pledge those shares must request that certificates for those shares be issued in his or her name.

     Certificates for fractional shares are not issued under any circumstance.

18. In whose name are accounts maintained and certificates registered when issued?

     Accounts in the Plan are maintained in the names in which the certificates of participants were registered at the time they entered the Plan. Consequently, certificates for whole shares are similarly registered when issued.

WITHDRAWAL FROM THE PLAN AND SALE OF PLAN SHARES

19. When and how may a participant withdraw from the Plan and/or sell shares held in the Plan?

     (a) Withdrawal. A participant may withdraw from the Plan by giving notice to the Agent in writing or by telephone or via the Internet, that he or she wishes to withdraw. When a participant withdraws from the Plan (or upon termination of the Plan by the Company) certificates for whole shares in his or her account under the Plan are issued and a cash payment is made for any fraction of a share in the account at the then current price, less service and processing fees which include brokerage commissions.

     If the Agent receives the request to withdraw on or before the record date for a dividend, the withdrawal is processed and the dividend is not reinvested on the next dividend payment date. If your request to withdraw is received by the Agent after the record date preceding a dividend payment date, your request to withdraw may not become effective until that dividend has been reinvested and the shares purchased have credited to your account under the Plan. The Agent in its sole discretion may either pay that dividend in cash to you or reinvest it in shares on your behalf. If the dividend is reinvested, the Agent may sell the shares purchased and remit the sales proceeds to you, less service and processing fees which include brokerage commissions.

     (b) Sale of Shares. A participant may sell some or all of his or her shares held in the Plan on the market through his or her broker. No shares may be sold by the Agent for any participant. In order to sell shares through a broker, the participant first must request that the Agent send the participant a certificate or certificates representing the requested number of shares in the Plan credited to the participant's account. See Question 17 above for information concerning the issuance of stock certificates for shares of Common Stock purchased under the Plan. THE PARTICIPANT WILL BEAR THE RISK OF ANY DECREASE IN THE PRICE OF THE COMMON STOCK BETWEEN THE SUBMISSION OF A WRITTEN REQUEST FOR STOCK CERTIFICATES TO THE AGENT AND THE ISSUANCE OF THOSE CERTIFICATES.

20. May a participant terminate the reinvestment of dividends on shares held in his or her name and still remain in the Plan?

     Yes. A participant who terminates the reinvestment of dividends paid on shares registered in his or her name may leave in the Plan the shares previously purchased for his or her account in the Plan. Dividends paid on the shares left in the Plan continue to be reinvested automatically for his or her account.

OTHER INFORMATION

21. What happens when a participant sells or transfers all of the shares registered in his or her name?

     If a participant disposes of all the shares of Common Stock registered in his or her name, the Agent, until it is otherwise notified, continues to reinvest the dividends on the shares of Common Stock in the participant's account in the Plan.

22. If the Company issues rights to purchase securities to the holders of Common Stock, how will the rights on Plan shares be handled?

     If the Company makes available to the holders of its Common Stock rights to purchase additional shares of Common Stock or any other securities, the Agent will sell those rights (if those rights are saleable and detachable from the Common Stock) accruing to shares of Common Stock held by the Agent for participants and invest the proceeds in additional shares of Common Stock on the next dividend payment date for the Common Stock. If those rights are not saleable and detachable, the Plan will hold those rights for the benefit of participants. A participant who wishes to receive directly any such rights may do so by sending to the Agent, at least two weeks prior to the rights offering record date, a written, telephonic or Internet request that certificates for shares in his or her account be sent to him or her.

     Each share of Common Stock is issued with a preferred share purchase right (a "Right"). The Rights are not represented by separate certificates and are not exercisable or transferable apart from the Common Stock until certain events occur. The Rights are described in the Company's Registration Statement on Form 8-A dated November 7, 2000, which is incorporated by reference in this Prospectus.

23. What happens if the Company issues a stock dividend or declares a stock split?

     Any shares representing stock dividends (payable in Common Stock) or stock splits distributed by the Company on shares of Common Stock credited to the account of a participant under the Plan will be added to the participant's account. Shares representing stock dividends payable other than in Common Stock or stock splits distributed by the Company on shares of Common Stock credited to the account of a participant under the Plan shall be paid to the Agent, which will distribute the shares in accordance with the interests in the Plan. Shares representing stock dividends or split shares distributed on shares registered in the name of a participant will be mailed directly to the participant in the same manner as to stockholders who are not participating in the Plan.

24. How are a participant's shares held under the Plan to be voted at meetings of stockholders?

     Full shares of Common Stock credited to the account of a participant under the Plan are voted by the Agent as record holder in accordance with instructions of the participant given to the Agent on an instruction form or proxy furnished to the participant. If the participant desires to vote in person at a meeting, the participant may obtain a proxy to vote the number of full shares credited to his or her account under the Plan upon written request received by the Agent at least 15 days before the meeting.

25. What are the Federal income tax consequences of participation in the Plan?

     In the case of reinvested dividends, the participant must include in gross income a dividend equal to the fair market value of the shares purchased, determined using the average market price per share, as described in Question 10, applicable to the Pricing Period for which the shares are purchased. The participant's basis in those shares will also equal the fair market value of the shares.

     In the case of shares purchased with optional cash payments, the participant's basis in the shares acquired will be the amount of the optional cash payment.

     A participant's holding period for shares acquired pursuant to the Plan with reinvested dividends or optional cash payments will begin on the day following the Investment Date.

     The foregoing discussion regarding dividend income is based on the assumption that shares are purchased directly from the Company. If the shares are purchased in the open market, the tax consequences outlined above will generally be the same. However, the market price will be deemed to be the weighted average price of all shares purchased in the open market for participants in the Plan. In addition, the payment of brokerage commissions by the Company in connection with open market purchases will be treated as additional dividend income to participants in the Plan.

     A participant will not realize any taxable income when he or she receives a certificate for whole shares credited to his or her account, either upon his or her request for certain of those shares or upon withdrawal from, or termination of, the Plan.

     A participant will realize gain or loss when shares are sold or exchanged after withdrawal from, or termination of, the Plan and, in the case of a fractional share, when the participant receives a cash payment for a fraction of a share credited to his or her account. The amount of that gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share and the tax basis of those shares.

     If the Internal Revenue Service informs the Company that the participant has filed an incorrect social security number or that the participant is subject to backup withholding, the Company must withhold 30% (subject to periodic reductions through 2006) of all dividends. With regard to accounts established after December 31, 1983, the Company is also required to impose the 30% (subject to periodic reductions through 2006) backup withholding if the participant fails to provide his or her correct social security number under penalties of perjury. Pursuant to applicable regulations, these backup withholding rules apply to dividends reinvested under the Plan.

     All participants are urged to consult their own tax advisors to determine the particular tax consequences which may result from their participation in the Plan and the subsequent disposal by them of shares purchased pursuant to the Plan. The income tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction. If you are not a United States resident, you may participate in the Plan, provided there are not any laws or governmental regulations that may limit or prohibit you from participation in the Plan. The Company reserves the right to terminate participation of any stockholder if it is deemed advisable under any foreign laws or regulations.

26. What is the responsibility of the Company and the Agent under the Plan?

     The Company and the Agent, in administering the Plan, are not liable for any act done in good faith or as required by applicable securities laws or for their good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon the participant's death prior to receipt of notice in writing of his or her death. The Company and the Agent are not liable with respect to the prices at which shares are purchased for the participant's account and the time when such purchases are made, with respect to any loss or fluctuation in the market value after purchase of shares, or any loss resulting from price fluctuation when items are in process or are delayed.

27. May the Plan be changed or discontinued?

     The Plan may be amended, suspended, modified or terminated at any time without the consent of the participants. In such a case, the Company will use all reasonable efforts to notify participants of the amendment, suspension, modification or termination. The Company will determine all questions of interpretation arising with respect to the Plan, and its determination will be final and binding upon all participants. The Company reserves the right to terminate the participation of any participant at any time for the reasons set forth in this Prospectus or for any other reason.

28. Who bears the risk of market price fluctuations in the Common Stock?

     A participant's investment in shares acquired under the Plan is no different from investment in directly-held shares in this regard. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held by him or her in the Plan or otherwise. A participant should note that the timing of distributions and processing of those distributions may affect the availability of the shares to the participant for resale.

RESALE RESTRICTIONS

29. Are employees restricted in any way from reselling common stock acquired under the Plan?

     Some employees are restricted in reselling the Common Stock. Employees who are "affiliates" of the Company, as that term is defined in Rule 405 under the Securities Act of 1933 (the "Securities Act"), may not publicly reoffer shares acquired under the Plan except pursuant to Rule 144 under the Securities Act or another applicable exemption from registration or pursuant to an effective Registration Statement. Rule 405 defines an "affiliate" as a person who directly, or indirectly through one or more intermediaries, controls, is controlled by or under common control with the Company. Directors and certain officers of the Company may be "affiliates" of the Company under this definition. The Company has no present intention of filing a Registration Statement that would permit the Company "affiliates" to reoffer Common Stock acquired under the Plan.

     Employees who are not "affiliates" of the Company are free to sell at any time the Common Stock acquired under the Plan, subject to the Company's policy on personal transactions in FleetBoston securities.

     Directors and certain executive officers of the Company participating in the Plan are subject to the reporting obligations of Section 16(a) and the short-swing profit recovery provisions of Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), with respect to purchases of the Common Stock made under the Plan with optional cash payments. Directors and officers are not subject to the reporting obligations of Section 16(a) or the short-swing profit recovery provisions of Section 16(b) of the Exchange Act with respect to purchases of the Common Stock made under the Plan with reinvested dividends.

                                USE OF PROCEEDS

     The Company intends to use proceeds from the sale of its Common Stock for general corporate purposes, including investments in, or extensions of credit to, its subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

     The Company files reports, proxy statements and other information with the SEC under the Exchange Act. Participants may read and copy this information at the following locations of the SEC:

  Public Reference Room   Northeast Regional
  450 Fifth Street, N.W.  Office
  Room 1024               233 Broadway
  Washington, D.C. 20549  New York, New York 10279

     Participants may also read or copy any of this information at the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Participants may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is http://www.sec.gov.

     Participants can also inspect reports, proxy statements and other information about the Company at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, 10005, and the Boston Stock Exchange, 100 Franklin Street, Boston, Massachusetts 02110.

     The SEC allows the Company to "incorporate by reference" information into this Prospectus. This means that the Company can disclose important information to participants by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Prospectus, except for any information that is superseded by information that is included directly in this document. This Prospectus incorporates by reference the documents listed below that the Company has previously filed with the SEC. They contain important information about the Company and its financial condition.

     The following documents filed by the Company with the SEC are incorporated in this prospectus by reference:

          1. Annual Report on Form 10-K for the year ended December 31, 2001.

          2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002.

          3. Current Reports on Form 8-K filed January 29, 2002, March 12, 2002, April 16, 2002, July 2, 2002, July 15, 2002, August 14, 2002 and October
     16, 2002.

          4. The description of the Common Stock contained in a Registration Statement filed by Industrial National Corporation (predecessor to the Company) on Form 8-B dated May 29, 1970, and any amendment or report filed for the purpose of updating that description.

          5. The description of the Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A dated November 7, 2000, and any amendment or report filed for the purpose of updating that description.

     All documents filed with the SEC by the Company pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock are incorporated herein by reference and deemed to be a part of this Prospectus from the date they are filed. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded to the extent that a statement in any other subsequently filed document modifies or supersedes that statement.

     ANY PERSON RECEIVING A COPY OF THIS PROSPECTUS MAY OBTAIN, WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS (OTHER THAN THE EXHIBITS TO THOSE DOCUMENTS). WRITTEN REQUESTS SHOULD BE MAILED TO INVESTOR RELATIONS DEPARTMENT, FLEETBOSTON FINANCIAL CORPORATION, 100 FEDERAL STREET, P.O. BOX 2016, MA DE 10032F, BOSTON, MASSACHUSETTS 02106-2106. TELEPHONE REQUESTS MAY BE DIRECTED TO (617) 434-7858.

                                 LEGAL OPINION

     The validity of the shares of Common Stock offered by this Prospectus was passed upon for the Company by Edwards & Angell, LLP, 101 Federal Street, Boston, Massachusetts 02110-1800.

                                    EXPERTS

     The Company's consolidated financial statements incorporated in this prospectus by reference to FleetBoston Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                INDEMNIFICATION

     The Company's By-Laws provide for indemnification to the extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Law. That section requires the Company to indemnify directors, officers, employees or agents against judgments, fines, reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which the director, officer, employee or agent or his or her legal representative may be a party (or for testifying when not a party) by reason of his or her being a director, officer, employee or agent, provided that the director, officer, employee or agent has acted in good faith and has reasonably believed (a) if he or she was acting in his or her official capacity that his or her conduct was in the Company's best interests, and (b) in all other cases that his or her conduct was at least not opposed to the Company's best interests, and (c)in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Company's By-Laws provide that these rights to indemnification are contract rights and that the expenses incurred by an indemnified person will be paid in advance of a final disposition of any proceeding; provided, however, that if required under applicable law, the person delivers a written affirmation that he or she has met the standards of care required under those provisions to be entitled to indemnification. With respect to possible indemnification of directors, officers and controlling persons of the Company for liabilities arising under the Securities Act pursuant to those provisions, the Company is aware that the SEC has publicly taken the position that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                 CORRESPONDENCE

        All correspondence concerning the Plan should be addressed to:

           EquiServe Trust Company, N.A.
           P.O. Box 43081
           Providence, RI 02940-3081

        Be sure to include a reference to FleetBoston in your correspondence.

        Shareholder customer service:
           1-800-317-4445 (Inside the United States and Canada)
           1-781-575-2724 (Outside the United States and Canada)

           An automated voice response system is available 24 hours a day, 7 days a week.
           By Facsimile:  1-781-828-8813

           Customer service representatives are available from 9:00 a.m. to 5:00 p.m. Eastern time each business day.

           TDD: 1-201-222-4953 A telecommunications device is available for the hearing impaired.

           Foreign language translation service for more than 140 languages is available.

        Internet:
           You can obtain information about your FleetBoston account over the Internet. To gain access, you will be required to use a password which is sent to you by mail. You may also request your password by calling 1-800-317-4445.

           The Agent's Internet address is http://www.equiserve.com.

------------------------------------------------------
------------------------------------------------------

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                       PAGE
                                       ----
FleetBoston Financial Corporation....    2
Description of the Dividend
  Reinvestment and Stock Purchase
  Plan...............................    2
  Purpose............................    2
  Advantages to Participants.........    2
  Administration.....................    3
  Participation......................    3
  Costs..............................    4
  Purchases..........................    4
  Optional Cash Payments.............    5
  Reports to Participants............    6
  Dividends..........................    7
  Certificates for Shares............    7
  Withdrawal from the Plan and Sale
     of Plan Shares..................    7
  Other Information..................    8
  Resale Restrictions................   10
Use of Proceeds......................   10
Common Stock.........................   11
Where You Can Find More
  Information........................   11
Legal Opinion........................   12
Indemnification......................   12
Correspondence.......................   12

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                               [FLEETBOSTON LOGO]

                       FleetBoston Financial Corporation

                             DIVIDEND REINVESTMENT
                                      AND
                              STOCK PURCHASE PLAN

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses in connection with the issuance and distribution of the securities being registered are as follows:

        Filing Fee for Registration Statement...............  $11,943
        Legal Fees and Expenses.............................   10,000
        Accounting Fees and Expenses........................    3,000
        Printing and Engraving Fees.........................   16,000
        Miscellaneous.......................................    4,057
                                                              -------
        Total...............................................  $45,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's By-laws provide for indemnification to the extent permitted by Section 7-1.1-4.1 of the Rhode Island Business Corporation Law. That section requires the Company to indemnify directors, officers, employees or agents against judgments, fines, reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding to which the director, officer, employee or agent or his or her legal representative may be a party (or for testifying when not a party) by reason of his or her being a director, officer, employee or agent, provided that the director, officer, employee or agent has acted in good faith and has reasonably believed (a) if he or she was acting in his or her official capacity that his or her conduct was in the Company's best interests, (b) in all other cases that his or her conduct was at least not opposed to the Company's best interests, and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Company's By-laws provide that these rights to indemnification are contract rights and that the expenses incurred by an indemnified person will be paid in advance of a final disposition of any proceeding, provided, however, that if required under applicable law, the person must deliver a written affirmation that he or she has met the standards of care required under those provisions to be entitled to indemnification. With respect to possible indemnification of directors, officers and controlling persons of the Company for liabilities arising under the Securities Act of 1933 pursuant to those provisions, the Company is aware that the Securities and Exchange Commission has publicly taken the position that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.  EXHIBITS

 EXHIBITS
 --------
  4(a)        --   Restated Articles of Incorporation of FleetBoston, as
                   amended (incorporated by reference to Exhibit 3 of
                   FleetBoston's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and Exhibit 3(b) of FleetBoston's
                   Quarterly Report on Form 10-Q for the quarter ended March
                   31, 2000).
  4(b)        --   Certificate of Correction filed with the Rhode Island
                   Secretary of State correcting a typographical error in
                   FleetBoston's Restated Articles of Incorporation.
                   (incorporated by reference to Exhibit 3(a) of FleetBoston's
                   Quarterly Report on Form 10-Q for the quarter ended June 30,
                   2001).

 EXHIBITS
 --------
  4(c)        --   Certificate of Votes filed with the Rhode Island Secretary of State reducing the number of reserved shares of
                   FleetBoston's Cumulative Participating Junior Preferred
                   Stock (incorporated by reference to Exhibit 3(b) of
                   FleetBoston's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).
  4(d)        --   Statement of Resolutions establishing FleetBoston's
                   Cumulative Participating Junior Preferred Stock (Series
                   2000) as a Series of Preferred Stock, filed with the Rhode
                   Island Secretary of State (incorporated by reference to
                   Exhibit 3(c) of FleetBoston's Quarterly Report on Form 10-Q
                   for the quarter ended June 30, 2001).
  4(e)        --   Bylaws of FleetBoston (incorporated by reference to Exhibit
                   3(g) of FleetBoston's Annual Report on Form 10-K for the
                   year ended December 31, 2001).
  4(f)        --   Rights Agreement dated as of August 16, 2000 between
                   FleetBoston and EquiServe Trust Company, N.A., as Rights
                   Agent (incorporated by reference to Exhibit 4 of
                   FleetBoston's Registration Statement on Form 8-A dated
                   November 7, 2000).
  5           --   Opinion of Edwards & Angell, LLP.
 23(a)        --   Consent of PricewaterhouseCoopers LLP.
 23(b)        --   Consent of Edwards & Angell, LLP (included in Exhibit 5).
 24(a)        --   Power of Attorney of certain officers and directors of
                   FleetBoston (see page II-4).

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those items is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, and the Commonwealth of Massachusetts, on October 15, 2002.

                                            FLEETBOSTON FINANCIAL CORPORATION

                                            By:   /s/ CHARLES K. GIFFORD
                                              ----------------------------------
                                                      CHARLES K. GIFFORD
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                            OFFICER

     Each person whose signature appears below hereby constitutes and appoints the Chairman, the President, the Chief Financial Officer, the Chief Accounting Officer or the Secretary, or any of them, acting alone, as his or her true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the 15th day of October, 2002.

                      SIGNATURE                                           TITLE
                      ---------                                           -----

                 /s/ TERRENCE MURRAY                        Chairman of the Board and Director
-----------------------------------------------------
                   TERRENCE MURRAY

               /s/ CHARLES K. GIFFORD                     President, Chief Executive Officer and
-----------------------------------------------------                    Director
                 CHARLES K. GIFFORD

                /s/ EUGENE M. MCQUADE                   Vice Chairman and Chief Financial Officer
-----------------------------------------------------
                  EUGENE M. MCQUADE

               /s/ ERNEST L. PUSCHAVER                           Chief Accounting Officer
-----------------------------------------------------
                 ERNEST L. PUSCHAVER

                 /s/ JOEL B. ALVORD                                      Director
-----------------------------------------------------
                   JOEL B. ALVORD

               /s/ WILLIAM BARNET, III                                   Director
-----------------------------------------------------
                 WILLIAM BARNET, III

                /s/ DANIEL P. BURNHAM                                    Director
-----------------------------------------------------
                  DANIEL P. BURNHAM

                      SIGNATURE                                           TITLE
                      ---------                                           -----

                  /s/ KIM B. CLARK                                       Director
-----------------------------------------------------
                    KIM B. CLARK

             /s/ PAUL J. CHOQUETTE, JR.                                  Director
-----------------------------------------------------
               PAUL J. CHOQUETTE, JR.

                 /s/ JOHN T. COLLINS                                     Director
-----------------------------------------------------
                   JOHN T. COLLINS

               /s/ GARY L. COUNTRYMAN                                    Director
-----------------------------------------------------
                 GARY L. COUNTRYMAN

               /s/ T. J. DERMOT DUNPHY                                   Director
-----------------------------------------------------
                 T. J. DERMOT DUNPHY

                 /s/ MARIAN L. HEARD                                     Director
-----------------------------------------------------
                   MARIAN L. HEARD

                /s/ ROBERT M. KAVNER                                     Director
-----------------------------------------------------
                  ROBERT M. KAVNER

                  /s/ THOMAS J. MAY                                      Director
-----------------------------------------------------
                    THOMAS J. MAY

                /s/ DONALD F. MCHENRY                                    Director
-----------------------------------------------------
                  DONALD F. MCHENRY

               /s/ MICHAEL B. PICOTTE                                    Director
-----------------------------------------------------
                 MICHAEL B. PICOTTE

               /s/ FRANCENE S. RODGERS                                   Director
-----------------------------------------------------
                 FRANCENE S. RODGERS

                 /s/ THOMAS M. RYAN                                      Director
-----------------------------------------------------
                   THOMAS M. RYAN

                /s/ T. JOSEPH SEMROD                                     Director
-----------------------------------------------------
                  T. JOSEPH SEMROD

                /s/ PAUL R. TREGURTHA                                    Director
-----------------------------------------------------
                  PAUL R. TREGURTHA

                               INDEX TO EXHIBITS

 EXHIBITS
 --------
  4(a)        --   Restated Articles of Incorporation of FleetBoston, as
                   amended incorporated by reference to Exhibit 3 of
                   FleetBoston's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and Exhibit 3(b) of FleetBoston's
                   Quarterly Report on Form 10-Q for the quarter ended March
                   31, 2000).
  4(b)        --   Certificate of Correction filed with the Rhode Island
                   Secretary of State correcting a typographical error in
                   FleetBoston's Restated Articles of Incorporation
                   (incorporated by reference to Exhibit 3(a) of FleetBoston's
                   Quarterly Report on Form 10-Q for the quarter ended June 30,
                   2001).
  4(c)        --   Certificate of Votes filed with the Rhode Island Secretary of State reducing the number of reserved shares of
                   FleetBoston's Cumulative Participating Junior Preferred
                   Stock (incorporated by reference to Exhibit 3(b) of
                   FleetBoston's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).
  4(d)        --   Statement of Resolutions establishing FleetBoston's
                   Cumulative Participating Junior Preferred Stock (Series
                   2000) as a Series of Preferred Stock, filed with the Rhode
                   Island Secretary of State (incorporated by reference to
                   Exhibit 3(c) of FleetBoston's Quarterly Report on Form 10-Q
                   for the quarter ended June 30, 2001).
  4(e)        --   Bylaws of FleetBoston (incorporated by reference to Exhibit
                   3(g) of FleetBoston's Annual Report on Form 10-K for the
                   year ended December 31, 2002).
  4(f)        --   Rights Agreement dated as of August 16, 2000 between
                   FleetBoston and EquiServe Trust Company, N.A., as Rights
                   Agent (incorporated by reference to Exhibit 4 of
                   FleetBoston's Registration Statement on Form 8-A dated
                   November 7, 2000).
  5           --   Opinion of Edwards & Angell, LLP.
 23(a)        --   Consent of PricewaterhouseCoopers LLP.
 23(b)        --   Consent of Edwards & Angell, LLP (included in Exhibit 5).
 24(a)        --   Power of Attorney of certain officers and directors of
                   FleetBoston (see page II-4).